                                                                  Exhibit 5(a)


                             [Rubbermaid Logo]

         RUBBERMAID INCORPORATED  -  WOOSTER, OHIO 44691-6000 U.S.A.
           1147 AKRON ROAD  -  P.O. BOX 6000  -  TEL. 216/284-8484

                              December 22, 1994


Rubbermaid Incorporated
1147 Akron Road
Wooster, Ohio 44691

Gentlemen:

     As General Counsel for Rubbermaid Incorporated, an Ohio corporation ("Rubbermaid"), I am familiar with the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Rubbermaid with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, with respect to 250,000 of Rubbermaid's Common Shares, par value $1.00 per share (the "Shares"), to be issued in connection with the Rubbermaid Commercial Products Inc. Associates' Profit Sharing Retirement Plan (the "Plan").

     In connection with the foregoing, I have examined the following:

     1. The Amended Articles of Incorporation and the Regulations of Rubbermaid, both as amended to date; and,

     2. The records relating to the organization of Rubbermaid and such other records of corporation proceedings and such other documents as I deemed necessary to examine as a basis for the opinions hereinafter expressed; and,

     3. The Registration Statement (including Exhibits thereto) to be filed with the Securities and Exchange Commission; and,

     4. Copies of the Plan, and the records of the proceedings of the Board of Directors of Rubbermaid relating to the adoption and approval thereof.

     Based upon such examination, I am of the opinion that:

     A. Rubbermaid is a corporation duly organized and validly existing under the laws of the State of Ohio.


     B. The Shares have been duly authorized and, when issued and delivered pursuant to the Plan and in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

     I hereby consent to the filing of this Opinion as Exhibit 5(a) to the Registration Statement and to the use of my name therein.

                              Very truly yours,

                              /s/ James A. Morgan
                              ---------------------------
                              James A. Morgan
                              Senior Vice President,
                              General Counsel and Secretary